EXHIBIT 10.9

                             PARTICIPATION AGREEMENT


         THIS AGREEMENT (the "Agreement") dated February 3, 2004 by and between SEARCHHELP, INC., a Delaware corporation ("SearchHelp"), having a principal address at 1055 Stewart Avenue, Suite 12, Bethpage, New York 11714 and
Environmental Commercial Technology Corp., a Delaware corporation ("ETS"), having a principal address at 12 Circle Way, Sea Cliff, NY 11579.

                                    RECITALS

         WHEREAS, Bioneutral Laboratories Corporation USA ("Bioneutral") holds an exclusive license (the "License") in connection with a certain compound (the "Compound");

         WHEREAS, ETS is a party with Bioneutral to a certain Agreement to Supply and Allow Distribution of Product (the "LDA") of even date herewith, pursuant to which ETS has been granted certain rights to market the Compound with respect to its usefulness in the remediation and ability to prevent the growth of mold and fungus (the "Product"), a true and complete copy of which LDA, conforming to the executed version, ETS previously has supplied to SearchHelp;

         WHEREAS, a description of the Product is attached to this Agreement as Schedule A;
-----------

         WHEREAS, SearchHelp and ETS desire that ETS grant to SearchHelp a participation interest in the "Gross Sales" of the Product equal to five percent (5%) of the amount of such "Gross Sales" for a specified period; and

         WHEREAS, the consideration payable by SearchHelp to ETS for the acquisition of the Interest shall be certain cash, securities and certain services.

         NOW, THEREFORE, SearchHelp and ETS, in consideration of the foregoing and the agreements contained herein, hereby agree as follows:

1.  DEFINITIONS

         The following terms shall have the following meanings:

         "Additional Interest" has the meaning set forth in Section 2.

         "Affiliate" of any person or entity means any other person or entity that, directly or indirectly, controls, is controlled by, or is under common control with such person or entity.

         "Aggrieved Party" has the meaning set forth in Section 8.

         "Agreement" has the meaning set forth in Preamble.

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         "Bioneutral  Letter  Agreement"  means  the  letter  agreement  between
Bioneutral and SearchHelp of even date herewith.

         "Cash Portion" has the meaning set forth in Section 3.

         "Common Stock" has the meaning set forth in Section 3.

         "ETS" has the meaning set forth in Preamble.

         "ETS Warrant" has the meaning set forth in Section 3.

         "Gross Sales" means the total consideration attributable to all Sales of the Product to a third party received by ETS, less returns, allowances, taxes, shipping charges, duties, excise taxes, and expenses passed through to or reimbursed by a purchaser or user of Product. Without limiting the foregoing, Gross Sales shall also include all sub-licensing, sub-contracting or rental fees received by ETS. There is no cap on the annual Gross Sales. For purposes of this Agreement, Gross Sales shall be calculated on a cash basis if when and to the extent such cash is actually received by ETS, except that any Sales that shall accrue in the final quarter-year of the term of this Agreement will be included in Gross Sales regardless of when paid. Payments to SearchHelp in respect of Sales that occur in the final quarter-year of the term of this Agreement shall be due as and to the extent the underlying cash revenues are actually received by ETS, at anytime from time to time.

         SearchHelp understands and acknowledges that pursuant to the LDA (i) ETS's rights with respect to the Products is limited to the territory and to the applications set forth in the LDA; (ii) certain Affiliates of ETS, related parties to ETS or other third parties may acquire or have rights to the Product outside of ETS's current territory or for applications other than the applications currently set forth in the LDA. SearchHelp shall have no rights to any revenues earned or received by any entity where such revenues arise from either (i) sales or either activities outside of the territory currently reserved to ETS in the LDA; or (ii) sales or other activities occurring anywhere in the world relating to any application not specifically and currently reserved to ETS in the LDA.

         Gross Sales shall also include the excess of (x) any payments that ETS receives from Bioneutral as indemnification against liability under any final judgment in proceedings brought by a third party against ETS in which it is determined that ETS's marketing of Licensed Products (as defined in the LDA) infringed any third party's copyright, patents, trade marks, industrial designs or other intellectual property rights over (y) ETS' costs of its defense in such proceedings.

         In the event ETS obtains rights with respect to the Product (where the "stated use" (as defined in the LDA) is principally to control, remediate, abate or otherwise affect mould or fungus) outside of the current territory, ETS will negotiate in good faith the possibility of and the terms and conditions pursuant to which SearchHelp's Interest may be expanded to include any Gross Sales arising as a consequence of the foregoing.

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         In the event ETS  exploits  its current  rights under the LDA through a wholly owned subsidiary or through a partially owned subsidiary, Gross Sales shall include ETS's allocable proportion of such entity's activities. By way of example, if ETS were to own 75% of an entity that was deriving revenues from activities that would be included within SearchHelp's Interest as set forth in this Agreement, then 75% of such entity's revenues from Products would be deemed Gross Sales that are subject to this Agreement.

         It is further understood and agreed that, until the full amount of the payment specified in Section 3.1 below is received by or has been offset by ETS, Gross Sales shall not include any revenues attributable to or derived from the portion of ETS' business relating to sales of the Product for use in Commercial Properties (as such term is defined in the LDA).

         "Indemnifying Party" has the meaning set forth in Section 8.

         "Interest" has the meaning set forth in Section 2.1.

         "License" has the meaning set forth in the Recitals.

         "Participation Period" has the meaning set forth in Section 2.

         "Product" has the meaning set forth in the Recitals.

         "Purchase Price" has the meaning set forth in Section 3.

         "Sale" means any bona fide transaction for which consideration is received by ETS or a relevant subsidiary for the sale, use, lease, transfer or other disposition of the Product. For purposes of this Agreement, a Sale of the Product shall be deemed completed at the time ETS or such subsidiary receives payment on account of such Sale.

         "SearchHelp" has the meaning set forth in Preamble.

         "SearchHelp Audit" has the meaning set forth in Section 2.

         "Securities Act" has the meaning set forth in Section 3.

         "Shares" has the meaning set forth in Section 3.

         "Trigger Quarter" means the first Calendar quarter in which the payments to SearchHelp for that quarter and for all prior quarters have aggregated at least $ 50,000.

         "Warrant Shares" has the meaning set forth in Section 3.

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2.  THE INTEREST

     2.1 In consideration for the Purchase Price set forth in Section 3, ETS hereby grants and transfers to SearchHelp a participation interest (the "Interest") in all Gross Sales during the period commencing January 1, 2004 and ending sixty-six (66) months after the first day of the Trigger Quarter (the "Participation Period"). The Interest shall equal five percent (5%) of Gross Sales.

     2.2 Simultaneously with any payment to Bioneutral, but no more than 45 days after the end of each calendar quarter during the Participation Period, ETS shall pay to SearchHelp an amount in good United States funds, equal to the Interest, payable for such quarter. For each such quarter, whether there shall be a payment due or not, ETS shall deliver to SearchHelp a statement showing in reasonable detail the Gross Sales for that quarter, specifying all deductions taken in calculating such Gross Sales (the "ETS Report").

     2.3 At any time, but no more than two (2) times per year, upon reasonable notice, SearchHelp or its agents shall have the right to examine and take copies from ETS's relevant books and records in order to verify the amount of Gross Sales for any period ("SearchHelp Audit"). SearchHelp and its agents shall keep confidential all information and documents made available to SearchHelp in connection with such SearchHelp Audit, shall use such documents and information, solely for the purpose of calculating and recovering any sums due to SearchHelp, and shall return all documents, notes, and other records so obtained immediately following the final resolution of the SearchHelp Audit. If after any SearchHelp Audit, it shall be demonstrated that additional amounts are due to SearchHelp, ETS shall promptly pay such additional amounts together with interest from the date such amounts should have been paid equal to the prime rate as published by Citibank N.A. on the date such amounts shall have been paid.

     2.4 Notwithstanding the provisions of Section 2.3, if after a SearchHelp Audit it is demonstrated that the amount paid to SearchHelp for any quarter was deficient by $75,000 or more, then ETS shall pay to SearchHelp (i) all reasonable out of pocket expenses in connection with the SearchHelp Audit, up to a maximum of $10,000 per SearchHelp Audit, and (ii) the amounts due to SearchHelp in accordance with the terms in Section 2.3.

     2.5 Each ETS Report and the payment of any sums due to SearchHelp in connection therewith shall be deemed final, binding and not subject to any challenge, dispute or right to audit by SearchHelp 18 months after such ETS Report is received by SearchHelp, unless prior thereto SearchHelp has delivered notice to ETS that it disputes any calculation in such ETS report.

3.  PURCHASE PRICE

     3.1 In consideration for the transfer of the Interest to SearchHelp, at the Closing, ETS will receive from SearchHelp the following purchase price (the "Purchase Price"):

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       (a)    $600,000 in cash ("Cash Portion").  The Cash Portion shall be paid
(i) $400,000 upon the execution of this agreement; (ii) $100,000 on or before March 15, 2004 (the "March Payment") and (iii) $100,000 on or before August 5, 2004 (the "August Payment"); provided, however, that in the event the March Payment is not made when due, then commencing on the due date of such payment and until the March Payment is made, SearchHelp shall not be entitled to receive or accrue any payments otherwise due with respect to the Interest; and provided, further, that if the August Payment is not paid in full when due, ETS may thereafter offset any amounts owing to SearchHelp against any amounts remaining on such obligation; and

       (b) 575,000 presently unregistered shares (the "Shares") of SearchHelp common stock, par value $.0001 ("Common Stock"); and

       (c) a warrant (the "ETS Warrant"), in the form attached hereto as Exhibit A, to purchase 575,000 presently unregistered shares (the "Warrant
---------
Shares") of SearchHelp Common Stock, at an exercise price of $.33 per share (or such exercise price as may result as a consequence of any adjustment thereto as set forth herein or in the ETS Warrant) (the "Exercise Price"). The right to purchase the Warrant Shares pursuant to the ETS Warrant will vest immediately and be exercisable through June 30, 2010. The ETS Warrant will not be registered under the Securities Act of 1933, as amended (the "Securities Act").

       (d)    REGISTRATION.  On or before June 30, 2004, SearchHelp will cause a
              ------------
registration statement (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") to permit or facilitate the sale of:

              (i)    the presently  unregistered Shares referred to in paragraph
       3.1 (b) above; and

              (ii) the 1,725,000 presently unregistered shares of Common Stock that are being conveyed by SearchHelp to Bioneutral pursuant to the Bioneutral Letter Agreement (such shares, the "Bioneutral Shares"); and

              (iii) the presently unregistered shares of Common Stock which may be acquired upon the exercise of the "Bioneutral Warrant" (as that term is defined in the Bioneutral Letter Agreement); and

              (iv) all of the presently unregistered Warrant Shares which may be acquired upon the exercise of the ETS Warrant to be registered under the Securities Act ("Registration Statement"). SearchHelp covenants that it shall maintain the effectiveness of the foregoing Registration
       Statement until (x) the closing bid price of the Common Stock, as reported by the principal market on which such Common Stock trades, has been equal to or exceeded $1.00 on at least ninety percent (90%) of the trading days within any period of six consecutive months, or (y) all of the shares registered under such Registration Statement have been sold, whichever is earlier. In the event that the Registration Statement does not become effective within the following time frames then the Exercise Price shall be decreased for the unexercised portion of the shares that may be acquired pursuant to the ETS Warrant and the Bioneutral Warrant as follows:

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REGISTRATION STATEMENT NOT EFFECTIVE:                 EXERCISE PRICE
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On or before September 1, 2004                             $.32
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On or before October 1, 2004                               $.31
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On or before November 1, 2004                              $.30
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On or before December 1, 2004                              $.28
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On or before January 1, 2005                               $.27
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On or before February 1, 2005                              $.23
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On or before March 1, 2005                                 $.21
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On or before April 1, 2005                                 $.19
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On or before May 1, 2005                                   $.17
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On or before June 1, 2005                                  $.15
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On or before July 1, 2005                                  $.13
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On or before August 1, 2005                                $.11
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On or before September 1, 2005                             $.09
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On or before October 1, 2005                               $.07
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On or before November 1, 2005                              $.05
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On or before December 1, 2005                              $.03
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On or before January 1, 2006                               $.01
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         In the event that the  effectiveness of the  Registration  Statement is delayed in order to respond to a comment letter from the SEC containing substantive comments relating solely to ETS or Bioneutral, ETS and SearchHelp shall cooperate in the preparation of the response and the lowering of the Exercise Price as set forth above shall be delayed for the period from the receipt of such comment letter by SearchHelp until all of such comments have been resolved to the satisfaction of the SEC.

     3.2 In addition to the lowering of the Exercise Price as set forth above, in the event that the Registration Statement shall not have become effective on or before January 1, 2005 and, as long as no portion of the ETS

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Warrant  has been  exercised,  ETS may at any  time  thereafter  terminate  this
Agreement and within ten (10) days of such termination, return to SearchHelp both (i) the Cash Portion of the Purchase Price, less any Interest paid to SearchHelp, (ii) the ETS Warrant and (iii) 287,500 Shares or, to the extent that 287,500 Shares are not then in ETS' possession, fifteen cents ($0.15) for each such Share that is no longer in ETS' possession.

     3.3 The expiration of the ETS Warrant shall automatically be extended such that it shall not expire until six years after the effective date of the Registration Statement; provided that such expiration shall be further extended for an additional number of days equal to the actual number of days, if any, after such effective date, that ETS is not permitted to sell such registered securities under the Registration Statement (or a subsequent Registration Statement filed in replacement thereof) for any reason.

     3.4 SearchHelp shall pay all fees and expenses incident to the performance of or compliance with this Agreement by SearchHelp, including without limitation all registration and filing fees and expenses, including without limitation those related to filings with the SEC, Nasdaq (or other exchange or market) and in connection with applicable state securities or "Blue Sky" laws.

     3.5 In addition to the payment of the Purchase Price, SearchHelp will provide consulting services to ETS in connection with the marketing and sales of the Product as part of SearchHelp's larger presence in the indoor air quality arena.

4.     ETS PURCHASE RIGHT

         ETS shall have the option (but not the obligation) to purchase or terminate the Interest at any time after two (2) years from the date of this Agreement for a purchase price of $25,000,000 to be payable to SearchHelp over eight (8) years at the rate of $3,125,000 per year, payable quarterly on the last day of each quarter at a rate of $781,250 per quarter, and evidenced by a promissory note, which promissory note shall be "full recourse" to ETS and shall be on such other terms and conditions as are reasonably agreed to by ETS and SearchHelp.. ETS shall provide SearchHelp with written notice of its exercising of this option. If ETS shall not make any such payment within 15 days after its due date which shall mutually be determined at the time of exercise of this option, all remaining payments shall automatically and without further action become immediately due and payable and shall bear interest, from and after such failure to pay, at the rate of 10% per annum.


5.     CONFIDENTIALITY

         Each party will keep confidential the content of this Agreement and all information concerning the within transaction, including, but not limited to financial information, customer lists and business plans, and neither party shall make any disclosure of its content in any manner without the prior written consent of the other party, except to such party's advisors as necessary in connection with the transaction.

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6.     REPRESENTATIONS AND WARRANTIES OF ETS

         As an inducement to SearchHelp to enter into this Agreement and to consummate the transactions contemplated hereby, ETS represents and warrants to SearchHelp that each of the following statements is true on the date of this
Agreement:

     6.1  ORGANIZATION, POWER, AUTHORITY AND GOOD STANDING.
          ------------------------------------------------

         (a) ETS is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority (corporate and otherwise) to own, lease and operate its assets and properties and to carry on its business as presently conducted.

         (b) ETS is duly qualified and in good standing to transact business as a foreign person wherever the conduct of its business requires.

     6.2  AUTHORIZATION, EXECUTION AND ENFORCEABILITY. ETS has all requisite
          -------------------------------------------
power and authority to execute, deliver and perform its obligations under this Agreement and all other agreements, documents and instruments related to any of the transactions contemplated by this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery by ETS of this Agreement and all such documents to which it is or will be a party, and the performance by ETS of its respective obligations hereunder and thereunder have been duly and validly authorized by all requisite action on the part of ETS, and this Agreement and each other document to which ETS is or will be a party has been, or upon the execution thereof will be, duly and validly executed and delivered by ETS, and constitutes, or upon its execution and delivery will constitute, a valid and binding obligation of ETS, enforceable against ETS in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to general equity principles.

     6.3  CONSENTS. All consents and approvals required to be obtained or
          --------
provided by ETS in connection with the execution, delivery and performance by ETS of this Agreement have been obtained and delivered to SearchHelp.

     6.4  TITLE TO PRODUCT AND LDA. ETS has good title to the rights to the
          ------------------------
Product and the LDA free and clear of all encumbrances, of any kind or character except as set forth in the LDA. ETS makes no representations as to the terms of the LDA or the effectiveness of the Product.

     6.5  THE LDA. The LDA is in full force and effect and is valid and
          -------
enforceable by ETS in accordance with its terms. Neither ETS nor any subsidiary nor any other party is in default in the observance or the performance of any term or obligation to be performed by it under the LDA. The LDA has not been modified or amended.

     6.6  THE PRODUCT. ETS has made no representation, promises, guarantees
          -----------
or statements to SearchHelp as to the sales levels of the Products that ETS may be able to attain, the revenues that SearchHelp may derive pursuant to this Agreement, the effectiveness of the Product or the status of any entity's intellectual property, patent, or other rights to the Product. SearchHelp acknowledges that (i) no sales of Product or any other revenues arising from the

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Product  have been  effected by ETS;  (ii) the ability to generate  sales of the
Product may be subject to patents, obtaining governmental, regulatory approvals, or insurance coverage, which patents, approvals or insurance coverage may be difficult or impossible to obtain or which might result in significant delays;

       Without limitation to the foregoing, SearchHelp acknowledges that ETS has not made, and SearchHelp has not relied upon, any promises, representations, statements, or projections except those that are expressly set forth in this Agreement.

       SearchHelp has selected and engaged such expert(s) as it sees fit to evaluate the Product and has made its own, independent decision to enter into this Agreement.

     6.7  NO UNTRUE STATEMENTS.  No statement by ETS contained in this Agreement
          ---------------------
contains any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein contained not misleading.


     6.8  SECURITIES MATTERS.
          ------------------

       (a) ETS understands that the Shares, the ETS Warrant and the Warrant Shares have not been registered under the Securities Act, or under the securities laws of any U.S. state jurisdiction or other jurisdiction, by reason of a specified exception from the registration provisions thereunder.

       (b) ETS acknowledges that the Shares, the ETS Warrant and the Warrant Shares must be held indefinitely unless and until they are subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available.

       (c) ETS understands that all certificates for the Shares and the Warrant Shares issued to them shall bear a legend in the substantially the following form:

              "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MUST BE HELD INDEFINITELY UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER SAID ACT OR, IN THE OPINION OF COUNSEL TO THE COMPANY, AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE. ANY ROUTINE SALES OF THE SECURITIES WHICH MAY BE MADE IN RELIANCE UPON RULE 144 UNDER SAID ACT, IF AVAILABLE, CAN BE MADE ONLY IN ACCORDANCE WITH ALL OF THE TERMS AND CONDITIONS OF THAT RULE. THE COMPANY MAKES NO REPRESENTATION THAT IT WILL MEET THE REPORTING REQUIREMENTS OR ANY OTHER REQUIREMENTS OF RULE 144."

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6A.  ADDITIONAL PROVISION CONCERNING THE LICENSE AND THE LDA

       ETS covenants and agrees that it shall not consent to any amendments to or modifications of the LDA until the date that is six months following the date hereof. ETS further covenants and agrees that it shall notify SearchHelp of any amendments or modifications to (i) the LDA made after such date and (ii) the License if such amendment or modification affects the LDA, whenever made. In the event that SearchHelp reasonably determines that any such change is material and adverse to SearchHelp, ETS shall first have the option to continue to perform its agreements with SearchHelp as if such amendment or modification had not been made to the LDA or the License; provided, however, that if ETS does not continue to so perform, SearchHelp shall have the right to terminate this Agreement and, in such case, ETS shall promptly return to SearchHelp the Cash Portion of the Purchase Price, any shares of the Common Stock received by ETS pursuant to
Section 3.1(b) above that remain in ETS' possession and shall pay to SearchHelp fifteen cents ($0.15) for each such share that is no longer in ETS' possession. In the event that this Agreement is terminated pursuant to this Section 6A, the registration rights provisions set forth in Section 3.1(d) above shall be of no further force and effect; provided that the Exercise Price for the shares that may be acquired pursuant to the ETS Warrant and the Bioneutral Warrant shall remain fixed at the price in effect at the time of such termination, as determined by the schedule set forth in such section. Notwithstanding the foregoing, this Section 6A shall not apply to a termination of the LDA for any reason during the term hereof if Bioneutral grants SearchHelp a participation interest (on terms substantially identical to the terms hereof) in accordance with Section 4 of the Bioneutral Letter Agreement.

7.   REPRESENTATIONS  AND WARRANTIES BY SEARCHHELP

       As an inducement to ETS to enter into this Agreement and to consummate the transactions contemplated hereby, SearchHelp represents and warrants to ETS that each of the following statements is true on the date of this Agreement and at the Closing.

     7.1  ORGANIZATION, POWER, AUTHORITY AND GOOD STANDING.
          ------------------------------------------------

               (a) SearchHelp is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority (corporate and otherwise) to own, lease and operate its assets and properties and to carry on its business as presently conducted.

               (b) SearchHelp is duly qualified and in good standing to transact business as a foreign person wherever the conduct of its business requires.

     7.2  AUTHORIZATION, EXECUTION AND ENFORCEABILITY. SearchHelp has all
          ---------------------------------------------
requisite power and authority to execute, deliver and perform its obligations under this Agreement and all other agreements, documents and instruments related to any of the transactions contemplated by this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery by SearchHelp of this Agreement and all such documents to which it is or will be a party, and the performance by SearchHelp of its respective obligations hereunder and thereunder have been duly and validly authorized by all requisite action on

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the part of  SearchHelp,  and this  Agreement  and each other  document to which
SearchHelp is or will be a party has been, or upon the execution thereof will be, duly and validly executed and delivered by SearchHelp, and constitutes, or upon its execution and delivery will constitute, a valid and binding obligation of SearchHelp, enforceable against SearchHelp in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to general equity principles.

     7.3  ISSUANCE. The issuance of the Shares has been duly and validly
          --------
authorized by all necessary corporate and shareholder action and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock of SearchHelp. The issuance of the Warrant Shares has been duly and validly authorized by all necessary corporate and shareholder action and, when issued and paid for pursuant to the terms of the ETS Warrants, will be validly issued, fully paid and non-assessable shares of Common Stock of SearchHelp.

     7.3  CONSENTS. All consents and approvals required to be obtained or
          --------
provided  by  SearchHelp  in  connection   with  the  execution,   delivery  and
performance by SearchHelp of this Agreement have been obtained and delivered to ETS.

     7.4  NO UNTRUE STATEMENTS. No statement by SearchHelp contained in this
          --------------------
Agreement or in SearchHelp's periodic reports filed with the SEC contains any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein contained not misleading.

     7.5  NO OTHER REPRESENTATIONS. SearchHelp makes no representation about
          ------------------------
its company, business or stock price, except for statements contained in its filings with the SEC.

     7.6  SECURITIES ACT REPRESENTATIONS. SearchHelp has not offered or sold
          ------------------------------
and will not offer or sell any other securities in connection with this transaction other than the Shares, the Warrant Shares, the Bioneutral Shares and the shares of Common Stock to be issued pursuant to the exercise of the Bioneutral Warrant (the "Bioneutral Warrant Shares"). The sale of the Shares hereunder is, and the issuance of the Warrant Shares upon exercise of the ETS Warrants will be, exempt from the registration requirements of the Securities Act. Neither SearchHelp, nor any of its Affiliates, or, to its knowledge, any person or entity acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares, Bioneutral Shares, the Warrant Shares or the Bioneutral Warrant Shares. Neither SearchHelp, nor any of its Affiliates, nor to its knowledge, any person or entity acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security other than pursuant to this Agreement and the Bioneutral Letter Agreement, under circumstances that would require registration under the Securities Act of the Shares, Bioneutral Shares, the Warrant Shares or the Bioneutral Warrant Shares..


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8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     8.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations
          -------------------------------------------
and warranties contained in this Agreement shall survive until two years after the end of the Participation Period.

     8.2  ETS'S INDEMNIFICATION OBLIGATIONS. Subject to the terms and conditions
          -----------------------------------
of this Section 8, ETS agrees to indemnify and hold SearchHelp harmless against any and all losses, costs and expenses (including, without limitation, legal and other expenses), resulting from or relating to:

       (a) any misrepresentation or breach of any warranty of ETS contained in this Agreement;

       (b)    any breach of any covenant of ETS contained in this Agreement; and

       (c) any and all actions, suits, demands, assessments or judgments with respect to any claim arising out of or relating to the subject matter of the indemnification.

     8.3  SEARCHHELP'S INDEMNIFICATION OBLIGATIONS.  Subject  to  the  terms and
          ----------------------------------------
conditions of this Section 8, SearchHelp agrees to indemnify and hold ETS harmless against any and all losses, costs and expenses (including, without limitation, legal and other expenses), resulting from or relating to:

       (a)    any   misrepresentation   or  breach  of  warranty  of  SearchHelp
              contained in this Agreement;

       (b) any breach of any covenant of SearchHelp contained in this Agreement; and

       (c) any and all actions, suits, demands, assessments or judgments with respect to any claim arising out of or relating to the subject matter of the indemnification.

     8.4  PROCEDURE FOR INDEMNIFICATION CLAIMS.  The  respective indemnification
          ------------------------------------
obligations of ETS and SearchHelp pursuant to Sections 8.2 and 8.3 shall be conditioned upon compliance by ETS and SearchHelp with the following procedures for indemnification claims based upon or arising out of any claim, action or proceeding by any person not a party to this Agreement:

       (a) If at any time a claim shall be made or threatened, or an action or proceeding shall be commenced or threatened, against a party hereto (the "Aggrieved Party") which could result in liability of the other party (the "Indemnifying Party") under its indemnification obligations hereunder, the Aggrieved Party shall give to the Indemnifying Party prompt notice of such claim, action or proceeding. Such notice shall state the basis for the claim, action or proceeding and the amount thereof (to the extent such amount is determinable at the time when such notice is given) and shall permit the Indemnifying Party to assume the defense of any such claim, action or proceeding (including any action or proceeding resulting from any such claim). Failure by the Indemnifying Party to notify the Aggrieved Party of its election to defend any such claim, action or proceeding within a reasonable time, but in no event more than fifteen days after notice thereof shall have been given to the Indemnifying Party, shall be deemed a waiver by the Indemnifying Party of its

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
right to defend such claim, action or proceeding; provided, however, that the Indemnifying Party shall not be deemed to have waived its right to contest and defend against any claim of the Aggrieved Party for indemnification hereunder based upon or arising out of such claim, action or proceeding.

       (b) If the Indemnifying Party assumes the defense of any such claim, action or proceeding, the obligation of the Indemnifying Party as to such claim, action or proceeding shall be limited to taking all steps necessary in the defense or settlement thereof and, provided the Indemnifying Party is held to be liable for indemnification hereunder, to holding the Aggrieved Party harmless from and against any and all losses, damages and liabilities caused by or arising out of any settlement approved by the Indemnifying Party or any judgment or award rendered in connection with such claim, action or proceeding. The Aggrieved Party may participate, at its expense, in the defense of such claim, action or proceeding provided that the Indemnifying Party shall direct and control the defense of such claim, action or proceeding. The Aggrieved Party agrees to cooperate and make available to the Indemnified Party all books and records and such officers, employees and agents as are reasonably necessary and useful in connection with the defense. The Indemnifying Party shall not, in the defense of such claim, action or proceeding, consent to the entry of any judgment or award, or enter into any settlement, except in either event with the prior consent of the Aggrieved Party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Aggrieved Party of a release from all liability in respect of such claim, action or proceeding.

       (c) If the Indemnifying Party does not assume the defense of any such claim, action or proceeding, the Aggrieved Party may defend against such claim, action or proceeding in such manner as it may deem appropriate. The Indemnifying Party agrees to cooperate and make available to the Aggrieved Party all books and records and such officers, employees and agents as are reasonably necessary and useful in connection with the defense. If the Indemnifying Party, within ten days after notice shall have been given to it by the Aggrieved Party of the latter's intention to effect a settlement of any such claim, action or proceeding, which notice shall describe with particularity the terms of any such proposed settlement, shall not deposit with an escrowee mutually satisfactory to the Aggrieved Party and the Indemnifying Party a sum equivalent to the total amount demanded in such claim, action or proceeding or deliver to the Aggrieved Party a surety bond or an irrevocable letter of credit for such sum in form and substance reasonably satisfactory to the Aggrieved Party, then the Aggrieved Party may settle such claim, action or proceeding on the terms detailed in its notice to the Indemnifying Party, and the Indemnifying Party shall be deemed to have agreed to the terms of such settlement and shall not thereafter in any proceeding by the Aggrieved Party for indemnification question the propriety of such settlement. If the Indemnifying Party makes an escrow deposit or delivers a surety bond or letter of credit as aforesaid and thereafter the Aggrieved Party settles such claim, action or proceeding, then in any proceeding by the Aggrieved Party for indemnification in the event the Indemnifying Party is held liable for indemnification hereunder, the Aggrieved Party shall have the burden of proving the amount of such liability of the Indemnifying Party, and the amount of the payments made in settlement of any claim, action or proceeding shall not be determinative as between the Aggrieved Party and the Indemnifying Party of the amount of such indemnification liability, except that the amount of the settlement payments shall constitute the maximum amount of the indemnification liability of the Indemnifying Party. Such escrow deposit, surety

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
bond or letter of credit shall by their respective terms be payable to the Aggrieved Party in an amount determined in accordance with the last sentence of this paragraph (C) and in the event the Indemnifying Party is held liable for indemnification hereunder. If the Indemnifying Party neither makes an escrow deposit nor delivers a surety bond or letter of credit as aforesaid, so that no settlement of such claim, action or proceeding is effected, in any proceeding by the Aggrieved Party for indemnification in the event the Indemnifying Party is held liable for indemnification hereunder, such liability shall be for the amount of any judgment or award rendered with respect to such claim or in such action or proceeding and of all expenses, legal and otherwise, incurred by the Aggrieved Party in the defense against such claim, action or proceeding.

       (d) In the event an Aggrieved Party or Indemnifying Party shall cooperate in the defense or make available books, records, officers, employees or agents, as required by the terms of paragraphs (B) and (C), respectively, of this Section 8.4 the party to which such cooperation is provided shall pay the out-of-pocket costs and expenses (including legal fees and disbursements) of the party providing such cooperation and of its officers, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for such party's time or the salaries or costs of fringe benefits or other similar expenses paid by the party providing such cooperation to its officers and employees in connection therewith.

9.  MISCELLANEOUS

     9.1  NOTICES. All notices, requests or other communications hereunder shall
          -------
be in writing and shall be deemed to have been duly given if delivered or mailed first class certified mail postage prepaid or sent by recognized overnight courier addressed as follows: if to SearchHelp, at 1055 Stewart Avenue, Suite 12, Bethpage, New York 11714, Attention: William J. Bozsnyak. CEO (with a copy to Tannenbaum Helpern Syracuse & Hirschtritt LLP, 900 Third Avenue, New York, New York 10022, Attention: Ralph A. Siciliano, Esq.); if to ETS, to 12 Circle Way, Sea Cliff, NY 11597, Attention: David Loewenstein (with a copy to Reed Smith LLP, 599 Lexington Avenue, New York, NY 10022, Attention: Herbert F. Kozlov, Esq.); or to such other address as may have been furnished in writing to the party giving the notice by the party to whom notice is to be given. Any such notice which is sent by certified mail shall be deemed given three (3) days after mailing and any such notice sent by overnight courier shall be deemed given one (1) day after delivery to such courier.

     9.2  ENTIRE AGREEMENT.  This  Agreement  embody the entire agreements among
          -----------------
the parties and there have been and are no agreements, representations or warranties, oral or written among the parties other than those set forth or provided for in this Agreement. This Agreement may not be modified or changed, in whole or in part, except by a supplemental agreement signed by each of the parties.

     9.3  RIGHTS UNDER THIS AGREEMENT; ASSIGNABILITY. This Agreement shall  bind
          -------------------------------------------
and inure to the benefit of the parties hereto and their respective successors and assigns.

       Either party shall have the right to assign this Agreement, with the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, but each party shall remain liable under this Agreement notwithstanding any such assignment.

       Nothing contained in this Agreement is intended to confer upon any person, other than the parties to this Agreement and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.4  GOVERNING LAW.   This Agreement shall be governed by and  construed in
          -------------
accordance with the internal laws of the State of New York.

     9.5  HEADINGS; REFERENCES TO SECTIONS, EXHIBITS AND SCHEDULES. The headings
          --------------------------------------------------------
of the Sections, paragraphs and subparagraphs of this Agreement are solely for convenience and reference and shall not limit or otherwise affect the meaning of any of the terms or provisions of this Agreement. The references herein to Sections, Exhibits and Schedules, unless otherwise indicated, are references to sections of and exhibits and schedules to this Agreement.

     9.6  COUNTERPARTS.  This  Agreement  may  be  executed  in  any  number  of
          ------------
counterparts, each of which shall be an original, but which together constitute one and the same instrument.

     9.7  LEGAL FEES. In  the  event  either  party brings a lawsuit against the
          ----------
other party in connection with this Agreement, the prevailing party in the lawsuit shall be entitled to recover legal fees and costs from the other party.

     9.8  ASSURANCE OF FURTHER ACTION.  From  time to time after the Closing  an
          ----------------------------
without further consideration from SearchHelp, but at SearchHelp's expense, ETS shall execute and deliver, or cause to be executed and delivered, to SearchHelp such further instruments of sale, conveyance, assignment, transfer and delivery and take such other action as SearchHelp may reasonably request in order to more effectively sell, convey, assign, transfer and deliver and reduce to the possession of SearchHelp any and all of the Interest.

                        [SIGNATURE PAGE ATTACHED HERETO]

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
           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                                      SearchHelp, Inc.


                                      By:
                                          -------------------------
                                      Name: William Bozsnyak
                                      Title:  Chief  Executive  Officer,
                                      Chief  Financial Officer, Vice President
                                      and Treasurer


                                      Environmental Commercial
                                      Technology Corp.

                                      By:
                                          -------------------------
                                      Name: David Loewenstein
                                      Title:
                                            -----------------------

                                   SCHEDULE A



HTPA is a proprietary chemical formulation produced by Bioneutral Laboratories Corporation Worldwide (NZ) and sold to Bioneutral Laboratories Corporation USA under exclusive license. The formulation is known by the acronym HTPA and has been shown to be effective in killing and preventing the growth of mold.

                                    EXHIBIT A


Sentry At Home (Formerly Spike) Product Description

The Sentry browser and custom desktop features allow even the youngest children to access the Internet in a safe and secure environment protected by advanced safety controls that simultaneously protect your computer from your children unintentionally damaging the computer.

Sentry At Home's child-friendly desktop replaces the Windows User Interface with a single simple panel designed especially for young children (5-8 years old). From this panel the child can access the Internet while enabling parents to fully monitor pre-approved applications. An animated on-screen buddy (dog) alerts the child when they have entered questionable areas. The child-friendly browser makes it easier for young children to browse the Internet with simple navigation, predefined list of sites and child-friendly ICONS.

Sentry At Home will do the following while monitoring and or blocking the user:

* Screen all sites and records.

* Alert the user when there is inappropriate content and close when a visited site contains inappropriate content

* Screen Internet Messenger chat programs and stops the chat session when inappropriate words, questionable phrases or slang has been utilized.

* Notify the parent via email or cell phone when their child has or has attempted to view inappropriate content or had a questionable chat session.

*    Allow the parent to control the amount of time their child spends online.

*    Allow the parent to choose which programs their child is allowed to use.

* Protect the child from illegally downloading music with our unique Music Download Blocker.

* Provide the parent with the added security of protecting their confidential files by use of encryption technology.

SENTRY SHIELD constantly monitors Instant Messaging and chat rooms and automatically alerts the parent when inappropriate content has been viewed, when offensive or threatening language has been used and when the child has been asked questions that could pose a danger.



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